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                                                                    Exhibit 99.1

                                    CONSENT

          The undersigned hereby consents to his nomination to serve as a Director on the Board of Directors of Cheap Tickets, Inc., a Delaware Corporation, and to all references to him and to his professional history, including but not limited to his biography on pages 47 and 48, that are included or made a part of this Registration Statement on Form S-1 filed with the Securities and Exchange Commission.


Dated as of January 19, 1999.


                                         /s/  Giles H. Bateman
                                         ------------------------
                                              GILES H. BATEMAN